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                                                               EXHIBIT 5.1


                      DE MARTINO FINKELSTEIN ROSEN & VIRGA
              A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                         1818 N STREET, N.W., SUITE 400
                           WASHINGTON, D.C. 20036-2492
                                      ---
              TELEPHONE (202) 659-0494 * TELECOPIER (202) 659-1290
                      E-MAIL ADDRESS: BUSLAW@MAIL.DFRV.COM



PAULA A. ARGENTO                                      NEW YORK OFFICE
NEIL R.E. CARR                                             -----
RALPH V. DE MARTINO                             90 BROAD STREET, SUITE 1700
STEVEN R. FINKELSTEIN*                         NEW YORK, NEW YORK 10004-2205
CAROLINE GEORGE                                  TELEPHONE (212) 363-2500
B. HENRY PEREZ                                   TELECOPIER (212) 363-2723
KEITH H. PETERSON*
JEFFREY S. ROSEN
GERARD A. VIRGA*
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR


                                  June 24, 1999

Board of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive
Suite 200
Draper, Utah  84020

         Re:  REGISTRATION STATEMENT ON FORM S-2

Gentlemen:

         We have acted as counsel to I-Link Incorporated, a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-2, File No. 333-70645 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to (1) the issuance of rights ("Rights") to purchase 20,000 shares of Series N Preferred Stock of the Company, par value $10.00 per share ("Series N Preferred Stock), the reoffer or resale of Series N Preferred Stock under the 4,340 Rights to be issued to Winter Harbor, L.L.C., the offer, sale or resale of Series N Preferred Stock under the 15,560 Rights to be issued to the Company's other security holders as well as the sale or resale of up to 16,000,000 shares of common stock, $.007 per share (the "Common Stock") underlying the Series N Preferred Stock.

         We have examined the Articles of Incorporation, as amended, and Bylaws of the Company, the Articles of Amendment to Articles of Incorporation providing for the terms of the Series N Preferred Stock (the "Designation of Preferences"), the minutes of various meetings and consents of the Board of Directors of the Company, forms of certificates representing the Rights and the Series N Preferred Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various


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Board of Directors
I-Link Incorporated
June 24, 1999
Page 2

questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others. In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that the 20,000 Rights, 20,000 shares of Series N Preferred Stock and up to 16,000,000 shares of Common Stock have been duly authorized and reserved for issuance and, when such Rights are subscribed and such shares of Series N Preferred Stock are issued therefore in accordance with the prospectus which is a part of the Registration Statement, and when such shares of Series N Preferred Stock are subsequently converted and such shares of Common Stock are issued in accordance with the terms of the Designation of Preferences governing the Series N Preferred Stock, such shares of Series N Preferred Stock and such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and the prospectus contained therein as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                        De Martino Finkelstein Rosen & Virga


                                        By:    /s/ Ralph V. De Martino
                                               Ralph V. De Martino, a Principal

cc:  David E. Hardy, Esquire